UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 12, 2021

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue, Suite 547
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 1, 2021, Alfi, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”), as amended by Amendment No. 1 thereto filed on November 2, 2021 (the “Amendment No. 1”). The Original Report reported under Item 5.02(d), among other things, the appointment of Patrick Dolan as a director of the Company. At the time of the filing of the Original Report, Mr. Dolan had not been appointed to any committees of the Company’s Board of Directors (the “Board”). On December 29, 2021, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Mr. Dolan to serve on the Nominating Committee and the Compensation Committee of the Board.

This Amendment No. 2 to Current Report on Form 8-K/A (this “Amendment No. 2”) is being filed by the Company to amend the first paragraph under Item 5.02(d) of the Original Report to include a new sentence at the end of such paragraph to disclose Mr. Dolan’s initial Board committee assignments. Pursuant to Rule 12b-15 promulgated under the Securities Exchange Act of 1934, as amended, this Amendment No. 2 contains the complete text of Item 5.02, as so amended.

Except for the adding the last sentence to the first paragraph under Item 5.02(d), this Amendment No. 2 speaks only as of the filing date of the Original Filing, does not reflect events that may have occurred subsequent to such filing date and does not modify or update in any way disclosures made in the Original Report, as amended by Amendment No. 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of a Director

On October 27, 2021, the Board received by email a letter from Richard Mowser, a director of the Company (the “Resignation Letter”), pursuant to which Mr. Mowser resigned as a member of the Board effective immediately. Prior to such resignation, Mr. Mowser served as the Chair of the Board’s Audit Committee and as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee (the “Nominating Committee”).

In the Resignation Letter, Mr. Mowser made statements regarding his disagreements with the Company relating to its operations, policies and practices, indicating that he tendered his resignation based on the actions taken by the Board at its meeting held on October 22, 2021. As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2021 (the “Prior Form 8-K”), the Board placed each of Paul Pereira, the Company’s President and Chief Executive Officer, Dennis McIntosh, the Company’s Chief Financial Officer and Treasurer, and Charles Pereira, the Company’s Chief Technology Officer, on paid administrative leave and authorized an independent internal investigation regarding certain corporate transactions and other matters.

Mr. Mowser states in the Resignation Letter, among other things, that “The decision to replace the CEO/Founder, the CFO and the CTO in my opinion was personal and calculated and driven by certain directors/shareholders to take control of the company without any regard for due process.” In the Resignation Letter, Mr. Mowser disagrees with the actions taken by the Board at its October 22, 2021 meeting, the reasons and motivations therefor, and the process by which such actions were taken and with the selection process for, and qualifications of, the individuals to replace such officers.

The majority of directors on the Board disagree with the assertions and conclusions made by Mr. Mowser in the Resignation Letter and take particular exception to his characterizations of reasons and motivations of the directors who voted in favor of such actions.

A copy of the Resignation Letter is attached as Exhibit 17.1 to this Current Report, and is incorporated herein by this reference. All descriptions of the contents of the Resignation Letter in this Current Report are qualified in their entirety by references to the full text of the Registration Letter.

The Company will provide Mr. Mowser a copy of the disclosures it is making in this Item 5.02 no later than the day the Company files the disclosures with the SEC. The Company will provide Mr. Mowser with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Mr. Mowser agrees with the statements made by the Company in this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any letter provided by Mr. Mowser in relation thereto by amendment to this Current Report within two business days after receipt by the Company.

(d) Election of Directors

On November 1, 2021, the Board, upon recommendation of the Nominating Committee, appointed each of Patrick Dolan and Allen Capsuto to serve as a director of the Company. Mr. Capsuto was also appointed by the Board, upon recommendation of the Nominating Committee, to serve as the Chairman of the Audit Committee. On December 29, 2021, upon recommendation of the Nominating Committee, the Board appointed Mr. Dolan to serve on the Nominating Committee and the Compensation Committee of the Board.

Mr. Dolan, age 59, is the former President and COO of the Interactive Advertising Bureau (“IAB”), an advertising business organization that develops industry standards, conducts research and provides legal support for the online advertising industry. Mr. Dolan was with IAB for 13 years, from 2007 through January 2021. During this time, he founded its Data Council and Data Center of Excellence, co-founded its Video and Mobile Centers of Excellence and was a founding executive board member of the IAB Tech Lab. He helped expand the Digital Content NewFronts and establish the IAB Podcast Upfront’s and IAB’s Digital Sales Certification Program. Currently, Mr. Dolan is providing advising and consulting services. Mr. Dolan received his BA in economics from the University of Virginia and his MBA from Virginia Commonwealth University.

Mr. Capsuto, age 69, has served as a Managing Director of Everest Group International, LLC, which provides stakeholder services in the areas of Professional Advisory, Mergers and Acquisitions, since 2015. He is also the founder and principal of Capsuto Consulting LLC, which provides consulting services for high net worth individuals. From 2002 to 2007, Mr. Capsuto served as Executive Vice President and CFO of Magnatrax Corporation, a provider of custom-engineered metal building systems for the North American nonresidential construction market. He has served on the Board of Directors of QualServ Corporation (Chairman), Champion Homes (Audit Chair), CCLM Holdings (Chairman), Euramax (Compensation Committee), Magnatrx China JV-steel company, EquipMD (Chairman) and as the sole Trustee of the Magnatrax Shareholders Liquidity Trust. Mr. Capsuto received his BS in Computer Science and Math from the University of Illinois – Chicago and his MBA from Roosevelt University.

The Company has not yet made any determinations regarding the compensation Messrs. Dolan and Capsuto may receive for their service as directors. There are no arrangements or understandings between either Mr. Dolan or Mr. Capsuto and any other person pursuant to which either of them was elected as a director of the Company. There are no family relationships between either Mr. Dolan or Mr. Capsuto and any director or executive officer of the Company, and neither Mr. Dolan nor Mr. Capsuto has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: January 5, 2022